SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 13, 2007

LIVEWORLD, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26657	77-0426524
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4340 Stevens Creek Blvd., Suite 101
San Jose, California 95129
(408) 871-5200
(Address, including zip code and telephone number, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Results of Operations and Financial Condition.

On August 15, 2007, LiveWorld, Inc. issued a press release announcing its financial results for the quarter ended June 30, 2007. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in this Form 8-K and the attached exhibit shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as part of this report.

Exhibit 99.1

Press Release of LiveWorld, Inc. dated November 13, 2007

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEWORLD, INC.
By:	/s/ David S. Houston

	Name:	David S. Houston
	Title:	Senior Vice President – Chief Financial Officer

Dated: November 19, 2007

Exhibit Index

Exhibit No.	Description
99.1	Press Release of LiveWorld, Inc. dated November 13, 2007

Exhibit No.	Description
Exhibit 99.1

For Release November 13, 2007

LiveWorld Announces Third Quarter 2007 Financial Results
Company Continues to Grow and Diversify Client Revenues

SAN JOSE, CA & LONDON, UK November 13, 2007 – LiveWorld, Inc. (OTCBB: LVWD), a leading social marketing agency, today announced financial results for the third quarter and nine months ended September 30, 2007. For the third quarter of 2007, LiveWorld grew revenues 21% year-over-year to $2.8 million, up from $2.3 million reported for the third quarter of 2006. This includes 116% year-over-year growth excluding revenues from the company’s two largest clients, AOL US and eBay, and demonstrates the Company’s execution of its planned client diversification, and strong sales growth of its Community Center and moderation services.

“In the third quarter, we continued to grow revenues and expand our portfolio of products to capture new social networking opportunities,” said Peter Friedman, LiveWorld’s Chairman and CEO. “We moved from the Pink Sheets to begin trading on the NASD OTC Bulletin Board, which we believe will increase market visibility. We are expanding our offerings, launching new products, such as our next generation solution to encourage customer-to-customer support, and expanding our list of market leading clients. We are recognized as a leader in social marketing, private label social network application services and user content moderation, and will continue to position the Company for growth.

Revenues: Total revenues for the third quarter were $2.8 million, as compared to $2.3 million reported in the third quarter of 2006 and $2.5 million reported in the second quarter of 2007. Total revenues for the nine months ended September 30, 2007 grew 14% year-over-year to $7.9 million, compared to $6.9 million in the prior year period. Excluding AOL US and eBay, revenues for the nine months ended September 30, 2007, grew 121% over the prior year period.

Cash Used in Operations: For the nine months ended September 30, 2007, the Company used cash in operations of $623,000, which is a decrease of $1.2 million from the nine months ended September 30, 2006. This reduction in cash generation is a result of the expansion of personnel and systems infrastructure to develop sales opportunities, as well as, delivering on client projects and new development work.

Net Loss Including the Impact of Non-Cash Stock Expense: The net loss for the third quarter of 2007, including non-cash expense was $529,000, or a loss of $0.02 per share. The third quarter of 2007 net loss includes non-cash expense of approximately $286,000 for the period. This compares to a net loss for the third quarter of 2006 of approximately $242,000, or a loss of $0.01 per share. This included non-cash expense of $113,000 for the period. The net loss for the second quarter of 2007 was $637,000, or a loss of $0.02 per share, and included non-cash expense of $ 280,000 for the period.

Cash: The Company ended the third quarter of 2007 with approximately $2.3 million in cash and cash equivalents.

About LiveWorld, Inc.

LiveWorld (OTCBB: LVWD, www.liveworld.com) is a leading social marketing agency providing Fortune 1000 clients overall social network marketing strategy, brand consulting and site implementation in the social networking — online community world. LiveWorld specializes in private label social networks and online communities; designing and building social networks, application hosting, moderation and community management. Applications and moderation include profiles, forums, blogs, photos, user video, customer support forums and groups. Services are available in standard packages or customized, and as end-to-end solutions or on a modular basis. For example, clients can request just application hosting or just moderation. Among the unique benefits LiveWorld offers its customers is a team of experienced moderators, who oversee the activity and user content on LiveWorld, client and third party provided sites. LiveWorld deploys it services in over 60 country-language combinations.

With twenty years of experience, an extensive applications hosting platform and a track record of delivering over 1 million hours of moderation services, LiveWorld is the trusted partner of leading brands worldwide, including: America Online, A&E Television Networks, AOL UK, The Aspen Institute, BBC Worldwide, BEA Systems, BlogSafety.com, Breast Cancer.org, The Campbell Soup Company, Discovery Communications, eBay, HBO, IDG, The Hillary Clinton For President Campaign, Intel, JumpTheShark.com, Kraft Foods, Match.com, Mattel, MINI Cooper USA, MTV, The NBA, QVC, Tulane University, TV Guide and Verizon. Agency relationships have included AKQA (consumer packaged goods client), AOL Media (Dove, Holiday Inn Express, Target, media clients), Beam Interactive (MINI Cooper), Burson-Marsteller (Hillary Clinton For President Campaign), Digit (BBC WorldWide), Digitas (financial services client), Euro RSCG (Campbells, MINI Cooper), Hill, Holiday, Connors, Cosmopulos (financial services client), Mindshare (telecom client), MEC (consumer electronics client), Ogilvy (Dove, Mattel), Questus (Verizon), Wildfire (consumer packaged goods and pharmaceutical clients) and Wunderman UK (Land Rover).

LiveWorld is headquartered in San Jose, California. For further information, visit www.liveworld.com

“Safe Harbor” Statement Under The Private Securities Litigation Reform Act:

This press release may contain forward-looking information concerning LiveWorld’s plans, objectives, future expectations, forecasts and prospects. These statements may include those regarding LiveWorld’s current or future financial performance including but not limited to lists of clients, revenue and profit, use of cash, investments, relationships and the actual or potential impact of stock option expense, LiveWorld’s efforts to list its securities on the OTCBB, and the results of its product development efforts. Actual results may differ materially from those expressed in the forward looking statements made as a result of, among other things, final accounting adjustments and results, LiveWorld’s ability to attract new clients and preserve or expand its relationship with existing clients, LiveWorld’s ability to retain and attract high quality employees, including its management staff, the ability to deliver new innovative products in a timely manner, changing accounting treatments, and other risks applicable to the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances. (See the Company’s July 13, 2007 Second Amended Registration Statement on Form 10-SB for a list that includes other possible risk factors.)

LiveWorld Contacts
PR Contact: Barbara Krause: Krause Taylor Associates barbara@krause-taylor.com, Ph: 408-918-9081

IR Contact: Brinlea Johnson: The Blueshirt Group brinlea@blueshirtgroup.com Ph: 415-489-2189

LIVEWORLD, INC.
UNAUDITED CONDENSED BALANCE SHEETS
(In thousands)

	December 31, 2006	September 30, 2007
ASSETS
Current assets
Cash and cash equivalents	$3,217	$2,322
Accounts receivable, net	1,222	1,158
Accrued development and set up	72	—
Prepaid expenses	47	141
Other current assets	13	8

Total current assets	4,571	3,629
Property and equipment, net	1,110	995
Investment in joint venture	977	836
Other assets	4	5

Total assets	$6,662	$5,465

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$343	$611
Accrued salaries	91	29
Accrued vacation	278	389
Due to officer	34	1
Other accrued liabilities	73	131
Current portion of capital lease obligations	53	75
Deferred revenue	527	491

Total current liabilities	1,399	1,727
Long-term capital lease obligation	121	118

Total liabilities	1,520	1,845
Stockholders’ equity
Common stock: $0.001 par value, 100,000,000 shares authorized and 30,682,811 and 30,862,811 issued and outstanding at December 31, 2006 and September 30, 2007 respectively	31	31
Additional paid in-capital	139,589	139,856
Accumulated deficit	(134,478)	(136,267)

Total stockholders’ equity	5,142	3,620

Total liabilities and stockholders’ equity	$6,662	$5,465

LIVEWORLD, INC.
UNAUDITED CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2007	2006	2007
Total revenues	$2,331	$2,809	$6,929	$7,885
Cost of revenues	891	1,110	2,741	3,026

Gross margin	1,440	1,699	4,188	4,859
Operating expenses
Product development	476	713	1,227	1,969
Sales and marketing	399	636	1,311	1,830
General and administrative	746	798	1,886	2,610
Stock based compensation	51	74	66	217

Total operating expenses	1,672	2,221	4,490	6,626

Loss from operations	(232)	(522)	(302)	(1,767)
Other income
Interest income, net	22	33	62	114
Other income, net	—	23	57	23

Loss before taxes	(210)	(466)	(183)	(1,630)
Income tax provision	(32)	(1)	(44)	(19)

Equity in net loss of unconsolidated affiliate	—	(62)	—	(141)

Net loss	(242)	(529)	(227)	(1,790)

Net loss per share – basic and diluted	$(0.01)	$(0.02)	$(0.01)	$(0.06)

Shares used in computing basic and diluted loss per share	26,830,134	30,845,811	26,822,711	30,759,336
Departmental allocation of stock-based compensation:
Product development	23	37	31	107
Sales and Marketing	11	16	15	44
General and administrative	17	21	20	66

Total stock based compensation	$51	$74	$66	$217

LIVEWORLD, INC.
UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended
	September 30,
	2006	2007
Cash flows from operating activities
Net loss	$(227)	$(1,790)
Adjustments to reconcile net loss provided by (used in) operating activities:
Stock based compensation expense	66	217
Depreciation	354	455
Equity in net loss of unconsolidated affiliate	—	141
Changes in operating assets and liabilities:
Accounts receivable	89	64
Other assets	38	(90)
Accounts payable	202	268
Accrued development and set-up	(262)	72
Accrued liabilities	36	76
Deferred revenue	247	(36)

Net cash provided by (used in) operating activities	543	(623)

Cash flows from investing activities
Purchase of property and equipment	(614)	(340)
Proceeds from repayment of note receivable from stockholder	9	—

Net cash used by investing activities	(605)	(340)

Cash flows from financing activities:
Capital lease financing	—	18
Proceeds from the issuance of common stock	2,000	—
Proceeds from exercise of stock options	7	50

Net cash provided by financing activities	2,007	68

Change in cash and cash equivalent	1,945	(895)
Cash and cash equivalents, beginning of period	1,426	3,217

Cash and cash equivalents, end of period	$3,371	$2,322

Supplemental disclosure of cash flow activities:
Income taxes paid	$46	$22

Interest expense paid	$—	$10